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                                                                     EXHIBIT 10O

                            DEFERRED INCOME AGREEMENT


          THIS AGREEMENT, dated November 1, 1993, by and between First Bank System, Inc., a Delaware corporation ("Employer"), and John F. Grundhofer ("Executive").

          WHEREAS, Employer and Executive entered into an employment agreement dated December 30, 1992 (the "Employment Agreement"); and

          WHEREAS, Executive desires to defer the receipt of certain amounts to be paid to him pursuant to the Employment Agreement and Employer is willing to enter into this Deferred Income Agreement.

          IN CONSIDERATION of the respective undertakings of Employer and Executive set forth below, Employer and Executive agree as follows:

          In lieu of any rights Executive may have had pursuant to the Employment Agreement to receive an amount equal to $.90 for each share of Non-Vested Stock (as defined in the Employment Agreement) as provided in Section
4.12 of the Employment Agreement (the "Dividend Payments"), Employer and Executive agree that Employer shall establish and maintain a bookkeeping account for Executive, which may be the same bookkeeping account established pursuant to the Employment Agreement (the "Bookkeeping Account"), which account shall be credited with an amount equal to the Dividend Payments provided for in

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Section 4.12 of the Employment Agreement, beginning with the payments otherwise to be made to Executive on or about December 31, 1993 and all such subsequent Dividend Payments. The amount credited to the Bookkeeping Account shall be deemed to be invested in such stock, bonds or other securities as Executive shall, from time to time, designate in writing to Employer's Vice President, Total Compensation or such other individual as Employer shall designate, which deemed investments must be reasonably acceptable to Employer and must be of a type that Employer would be permitted to make under applicable laws and regulations. The Bookkeeping Account shall be credited or debited as the case may be with gains and losses deemed incurred as a result of such designated, deemed investments. The balance of the Bookkeeping Account shall then become payable to or with respect to Executive in accordance with the procedures set forth in Section 4.12 of the Employment Agreement.

          Employer, in its sole and absolute discretion, may alter the timing or manner of payment of the balance of the Bookkeeping Account in the event that Executive establishes to the satisfaction of Employer severe financial hardship. Severe financial hardship will be deemed to have occurred pursuant to the definition set forth thereof in the Employment Agreement.

          Executive may designate a beneficiary or beneficiaries who, upon his death, are to receive distributions that otherwise would have been paid to Executive



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hereunder.  All such designations shall be in writing and shall be effective only if and when delivered to Employer during the lifetime of Executive.

          Employer shall have the right to deduct from all payments made pursuant to this Agreement any federal, state or local taxes required by law to be withheld with respect to such payments. Executive and Employer understand and agree that the timetable set forth in the Employment Agreement with respect to the payment of the Bookkeeping Account created hereunder is irrevocable and shall not be subject to any amendment or modification. Further, Executive and Employer understand and agree that Employer is under a contractual obligation to make payments to Executive in accordance with this Agreement. Such payments shall not be financed from any trust fund, insurance or otherwise and shall be paid solely out of the general funds of Employer, and Executive shall have no interest whatsoever in any investment made by Employer on account of Executive's request with respect to deemed investments of the Bookkeeping Account.
Executive will not have any interest whatsoever in any specific asset of Employer as a result of this Agreement, and Executive's rights to payment hereunder shall be no greater than the right of any other general, unsecured creditor of Employer. In no event shall Employer make any payment hereunder to any assignee or creditor of Executive or of a beneficiary. Prior to the time of payment hereunder, Executive or a beneficiary thereof shall have no rights by way of anticipation or otherwise to assign or



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otherwise dispose of any interest under this Agreement, nor shall such rights be assigned or transferred by operation of law.

          Nothing in this Agreement shall be deemed to create a vested right in Executive to receive any of the Dividend Payments to be deferred hereunder. Such Dividend Payments shall be credited to the Bookkeeping Account created hereby if, and only if, in accordance with all the terms and conditions of the Employment Agreement, such amounts would otherwise have been paid directly to Executive.

          Executive and Employer hereby incorporate by reference and make a part hereof all of the provisions of Section 8 of the Employment Agreement.



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          IN WITNESS WHEREOF, Executive and Employer have executed this
Agreement as of the date set forth in the first paragraph.

                                           FIRST BANK SYSTEM, INC.


                                           By   /s/ Robert H. Sayre
                                           -------------------------------------
                                                Its Executive Vice President,
                                                  Human Resources



                                                /s/ John F. Grundhofer
                                           -------------------------------------
                                                    John F. Grundhofer



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